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                                                                    Exhibit 10.6

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION


              ARTICLES SUPPLEMENTARY CLASSIFYING AND DESIGNATING A
                          SERIES OF PREFERRED STOCK AS
                      SERIES A CONVERTIBLE PREFERRED STOCK
                           AND FIXING DISTRIBUTION AND
                   OTHER PREFERENCES AND RIGHTS OF SUCH SERIES


         American Real Estate Investment Corporation, a Maryland corporation, having its principal office in the state of Maryland in the City of Baltimore (the "CORPORATION"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Pursuant to authority expressly vested in the Board of Directors by
Article V of the Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION"), the Board of Directors adopted resolutions authorizing the creation and issuance of Eight Hundred Thousand (800,000) shares, with a liquidation preference of Twenty-Five Dollars ($25.00) per share, of Series A Convertible Preferred Stock and adopted resolutions granting the Executive Committee of the Board of Directors with full power and authority, subject to the foregoing resolution, to determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and dividend rate, as determined by such duly authorized committee are as follows:

         SECTION 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Shares"), and the number of shares of Preferred Stock which shall constitute such series shall be 800,000 shares which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

         SECTION 2. DEFINITIONS. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Change in Control" shall mean any merger or consolidation of the Corporation in which one or more entities which are not affiliates of the Corporation acquire more than 50% of the Corporation's outstanding voting equity securities or as a result of which stockholders of the



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Corporation immediately before such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the surviving entity's outstanding common stock.

         "Common Shares" shall mean the shares of common stock, par value $.001 per share, of the Corporation.

         "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

         "Continuation Right" shall have the meaning set forth in Section 4.

         "Conversion Price" shall mean the conversion price per Common Share for which each Series A Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $16.50 (equivalent to a conversion rate of 1.51515 Common Shares for each Series A Preferred Share).

         "Current Market Price" shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent ten consecutive trading days ending on such date.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, the last calendar day of January, April, July and October, in each year, commencing on January 31, 1999; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

         "Dividend Periods" shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include January 31, 1999).

         "Issue Date" shall mean the first date on which any Series A Preferred Shares are issued and sold.

         "Junior Shares" shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in paragraph (c) of Section 9 hereof.

         "Liquidation" shall mean (A) a dissolution or winding up of the Corporation, whether voluntary or involuntary, (B) a consolidation or merger of the Corporation with and into one or more entities which are not affiliates of the Corporation which results in a Change in Control, or (C) a sale or transfer of all or substantially all of the Corporation's assets other than to an affiliate of the Corporation.

         "Liquidation Preference" shall have the meaning set forth in Section 4 hereof.


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         "Liquidation Premium" shall mean (X) on or prior to December 15, 2003, in connection with (i) a Merger Liquidation in which the surviving entity is a Qualified Entity, an amount equal to five percent (5%) of the Liquidation Preference or (ii) any other Liquidation, an amount equal to ten percent (10%) of the Liquidation Preference, or (Y) after December 15, 2003, in connection with any Liquidation, an amount equal to the Redemption Premium set forth in
Section 5.

         "Market Price" shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange ("AMEX") or, if the Common Shares are not listed or admitted for trading on AMEX, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, or if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors determines to be the value of a Common Share.

         "Merger Liquidation" shall have the meaning set forth in Section 4.

         "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

         "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 9 hereof.

         "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Stock" shall mean the preferred stock, par value $.001 per share, of the Corporation.

         "Qualified Entity" shall mean any Person that (I) either (i) is or may be the issuer of senior unsecured debt securities which are rated no lower than investment grade by either Standard & Poor's Rating Service, Inc., a division of the McGraw Hill Companies, Inc. ("S&P"), or Moody's Investor Services, Inc. ("Moody's"), which rating may (A) relate to any outstanding issue of such debt securities or (B) relate to any unissued debt securities registered on an effective shelf registration statement or (ii) is an issuer of outstanding preferred equity securities which are rated no lower than Ba1 by Moody's or BB+ by S&P, and (II) is the issuer of common

                                       3

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equity securities the average daily trading volume of which on the principal national securities exchange on which such common equity securities are traded on the 30 most recent Trading Days has been equal to or greater than $2,475,000 per day.

         "Qualifying Offering" shall mean the sale of Common Shares in an underwritten public offering (in which no person acquires more than 10% of the Common Shares to be sold) at a price of at least $16.50 per share which results in net proceeds to the REIT of at least $150 million.

         "Redemption Date" shall have the meaning set forth in paragraph (a) of
Section 5 hereof.

         "Redemption Notice" shall have the meaning set forth in paragraph (a) of Section 5 hereof.

         "Redemption Premium" shall have the meaning set forth in paragraph (a) of Section 5 hereof.

         "Securities" shall have the meaning set forth in paragraph (d)(iii) of
Section 7 hereof.

         "Series A Preferred Shares" shall have the meaning set forth in Section 1 hereof.

         "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange ("NYSE"), or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

         "Transaction" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

         "Voting Preferred Shares" shall have the meaning set forth in Section 10 hereof.

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         SECTION 3.  DIVIDENDS.

                  (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash at the rate per annum equal to the greater of (i) $2.25 per Series A Preferred Share or (ii) an amount per Series A Preferred Share equal to the aggregate annual amount of cash dividends paid or payable, if any, with respect to that number of Common Shares, or portion thereof, into which each Series A Preferred Share is then convertible, in accordance with the terms of these Articles Supplementary (such greater amount, the ("Annual Dividend Rate"). The amount referred in clause (ii) of this subparagraph (a) with respect to each Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of Common Shares, or portion thereof calculated to the fourth decimal point, into which a Series A Preferred Share would be convertible at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the quarterly cash dividend payable or paid for such Dividend Period in respect of a Common Share outstanding as of the record date for the payment of dividends on the Common Shares with respect to such Dividend Period or, if different, with respect to the most recent quarterly period for which dividends with respect to the Common Shares have been declared. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, shall compound quarterly at a rate per annum equal to nine percent (9%) and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the stock records of the Corporation at the close of business on each record date which shall not be more than 30 days preceding the applicable Dividend Payment Date (the "Dividend Payment Record Date"), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which shall not be more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. The amount of accrued and unpaid dividends on any Series A Preferred Share at any date shall be the amount of any dividends thereon calculated and compounded at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

                  (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares, plus any other amounts provided in these Articles Supplementary.

                  (c) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and such Parity Shares.

                  (d) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and any Parity Shares.

         SECTION 4.  LIQUIDATION PREFERENCE.

                  (a) In the event of any Liquidation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled (subject to the Continuation Right of such holders described below) to receive an amount equal to the greater of (i) (A) Twenty-Five Dollars ($25.00) per Series A Preferred Share plus dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder (the "Liquidation Preference") plus (B) the Liquidation Premium or (ii) an amount per Series A Preferred Share equal to the amount which would have been payable had each Series A Preferred Share been converted into Common Shares immediately prior to such Liquidation. The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Shares. Until the holders of the Series A Preferred Shares have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and such other Parity Stock ratably in accordance with the amounts that would be payable on such Series A Preferred Shares and such other Parity Stock if all amounts payable thereon were paid in full.

         In connection with a Merger Liquidation, the holders of Series A Preferred Shares shall have the right (a "Continuation Right") to elect, by delivering written notice to the Corporation not less than five Business Days prior to the Merger Liquidation, to require the Corporation to make provision for the Series A Preferred Shares to be assumed by the surviving entity as described in Section 7(e); provided, however, notwithstanding the election by the holders of the Series A Preferred Shares of the Continuation Right, the Corporation shall have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series A Preferred Shares at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series A Preferred Shares for an amount per Series A Preferred Share equal to the Liquidation Preference plus a premium equal to ten percent (10%) of the Liquidation Preference. A "Merger Liquidation" shall be a Liquidation which constitutes a consolidation or merger of the Corporation with one or more entities that are not affiliates of the Corporation and as a result of which the Corporation is not the Surviving Entity.

                  (b) Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares and any Parity Shares shall not be entitled to share therein.

         SECTION 5.  REDEMPTION AT THE OPTION OF THE CORPORATION.

                  (a) The Series A Preferred Shares shall not be redeemable by the Corporation prior to December 15, 2003. On and after December 15, 2003, the Corporation, at its option, may redeem the Series A Preferred Shares, in whole but not in part, as set forth herein, subject to the provisions described below.

         At any time on or after December 15, 2003, upon the written election of the Corporation given to each record holder of Series A Preferred Shares (the "Redemption Notice"), the Corporation may redeem for cash on the date specified in the Redemption Notice (which date shall not be less than 20 days nor more than 30 days after the date of the Redemption Notice) (the "Redemption Date"), all, but not less than all, of the outstanding Series A Preferred Shares at a price per Series A Preferred Share equal to the Liquidation Preference plus a premium (the "Redemption Premium") which shall equal the following percentages of the Liquidation Preference during in the following periods:

         From December 15, 2003 through and
         including December 14, 2004 ..................................................                 4.5%

         From December 15, 2004 through and


         including December 14, 2005....................................................              3.375%

         From December 15, 2005 through and
         including December 14, 2006 . . . . . . . . . . ...............................               2.25%

         From December 15, 2006 through and
         including December 14, 2007 . . . . . . . . . . ...............................              1.125%

         December 15, 2007 and thereafter...............................................                  0%


                  (b) From and after the Redemption Date, (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Philadelphia, Pennsylvania and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation.

         SECTION 6. REACQUIRED SHARES TO BE RETIRED. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

         SECTION 7. CONVERSION. Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, at any time and from time to time, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of any cash payable upon such redemption under Section 5 hereof.

                  (b) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Corporation or in blank, to the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         Holders of Series A Preferred Shares at the close of business on any Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof (and of any accrued and unpaid dividends to the date or conversion) following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a Redemption Notice with respect to a Redemption Date during such period, such Series A Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion.

         As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion

Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Corporation.

                  (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Corporation shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i)      If the Corporation shall after the Issue
Date (A) pay a dividend or make a distribution on its shares of capital stock in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series A Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                           (ii) If the Corporation shall issue after the
Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below in this subparagraph (ii)) to subscribe for or purchase
Common Shares at a price per share less than the Current Market Price per Common Share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion
Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying
(A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (I) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (II) the number of Common Shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at such Current Market Price, and the denominator of which shall be the sum of (I) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (II) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (subject to paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive.

                           (iii) If the Corporation shall distribute to all
holders of its Common Shares any shares of capital stock of the Corporation (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of assets based upon a fair valuation of the assets, in excess of the sum of the liabilities of the Corporation and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be the Current Market Price per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the shares of capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Current Market Price per Common Share on the record date mentioned below. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (h) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is required to be distributed with each Common Share delivered to a Person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

         The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series A Preferred Shares shall not be entitled to receive rights, including exchange rights (the "Rights"), pursuant to any shareholders protective rights agreement (the "Agreement") that may be adopted by the Corporation as if such holders had converted such shares into Common Shares immediately prior to the occurrence of such distribution or event shall not be deemed a distribution of Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjustment pursuant to this Section 7; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such a distribution or occurrence, the Corporation shall make provision so that Rights, to the extent issuable at the time of conversion of any Series A Preferred Shares into Common Shares, shall issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in the Agreement in respect of issuances at the time of Common Shares other than upon conversion.

                           (iv) No adjustment in the Conversion Price shall be
required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this
Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                  (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares but excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert their Series A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

                           (i)      the Corporation shall declare a dividend
(or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the Corporation and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

                           (ii)     the Corporation shall authorize the granting
to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants (other than Rights to which the second paragraph of subparagraph (d)(iii) of this Section 7 applies); or

                           (iii) there shall be any reclassification of the
Common Shares (other than an event to which subparagraph (d) (i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of

Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any shareholders of the Corporation is required; or

                           (iv)     there shall occur the voluntary or
involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be prepared and delivered to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.
                  (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly prepare and deliver to the holders of the Series A Preferred Shares a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Corporation shall mail such notice and such certificate to the holders of each Series A Preferred Share at such holder's last address as shown on the stock records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         The Corporation covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

         The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                  (l) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (m) The Corporation shall provide each holder of Series A Preferred Shares with written notice (an "Issuance Notice") of any proposed issuance for cash of Common Shares or securities convertible into Common Shares (other than limited partnership interests) no later than 10 business days prior to the proposed issuance thereof. Such Issuance Notice shall specify the purchase price, the proposed issuance date and all other material terms of such issuance. Upon delivery to the Corporation by any such holder no more than 10 business days after such Issuance Notice is given to such holder of a notice stating that such holder intends to acquire a portion of the Common Shares or convertible securities to be issued, such holder shall be entitled, on the terms offered by the Corporation to other prospective purchasers of the Common Shares or convertible securities to be issued, to purchase up to an amount of the securities such that, upon consummation of the proposed issuance, the holder would hold the same percentage of the Common Shares as such holder holds immediately prior to such issuance (in each case on an as-converted basis). Any such notice from any such holder shall indicate the amount of Common Shares or convertible securities it intends to purchase and shall constitute a binding contract to acquire such Common Shares or convertible securities on the terms set forth in the Issuance Notice delivered to such holder by the Corporation. Notwithstanding anything herein to the contrary, the Corporation shall be entitled not to proceed with the proposed issuance or to alter the terms thereof; provided that, in the event that any material terms of the proposed issuance are altered, (i) any notice delivered by a holder to the Corporation pursuant to this paragraph (m) of Section 7 shall be revoked automatically and (ii) such holder shall be entitled to participate in such proposed issuance on the revised terms in accordance with this paragraph (m) of
Section 7. The provisions of this paragraph (m) of Section 7 shall no longer apply and shall be of no further effect after the Corporation consummates a Qualifying Offering.

         SECTION 8. PERMISSIBLE DISTRIBUTIONS. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation's total liabilities.

         SECTION 9. RANKING. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

                  (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

                  (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

                  (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

         SECTION 10. VOTING. Except as otherwise set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Directors then constituting the Board of Directors shall be increased by one and the holders of Series A Preferred Shares, voting separately as a single class, shall be entitled to nominate and elect the additional Director to serve on the Board of Directors. Whenever all arrearage in dividends on the Series A Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares to elect such additional Director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the term of office of the person elected as a Director by the holders of the Series A Preferred Shares shall forthwith terminate and the number Directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Shares for the election of the additional Director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If the Director elected by the holders of the Series A Preferred Shares shall leave the Board of Directors, a successor shall be elected by the Board of Directors, upon the nomination of the holders of the Series A Preferred Shares, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         (b) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Articles of Incorporation of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Shares, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares; provided, however, that (A) the amendment of the provisions of the Articles of Incorporation so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series A Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares and (B) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Articles this Certificate of Designations; or

                  (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

         For purposes of the foregoing provisions of this Section 10, each Series A Preferred Share shall have one (1) vote per share.

         SECTION 11. RECORD HOLDERS. The Corporation may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         SECTION 12. RESTRICTIONS ON OWNERSHIP AND TRANSFER. The Series A Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Corporation. Therefore, the Series A Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Articles applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Articles of Incorporation applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Shares of any other term or provision of the Articles of Incorporation.

         IN WITNESS WHEREOF, American Real Estate Investment Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and attested to by its Secretary of this 23rd day of December, 1998.

                                     AMERICAN REAL ESTATE INVESTMENT CORPORATION


                                     By: /S/ TIMOTHY A. PETERSON
                                         ------------------------
                                          Name: Timothy A. Peterson
                                         Title: Senior Vice President


Attest:

By: /S/WILLIAM TAYLOR, IV
    ---------------------
Name: William Taylor, IV
Title:  Agent on behalf of the Corporation

By /S/ TIMOTHY A PETERSON
   ----------------------
Name: Tim A. Peterson
Title:    Secretary

         The UNDERSIGNED, Senior Vice President of American Real Estate Investment Corporation, who executed on behalf of the Corporation these Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              By: /S/ TIMOTHY A. PETERSON
                                                  -----------------------
                                              Name: Timothy A. Peterson
                                              Title: Senior Vice President